UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

Ubiquity Broadcasting Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 489-7600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 9, 2014, the Board of Directors (the “Board”) of Ubiquity Broadcasting Corp. (the “Company”) elected Mr. James L. Nelson to serve as an independent director of the Company, bringing the number of directors to five, pursuant to Article III, Section 2 of the Company’s by-laws. Mr. Nelson filled a newly created directorship. The Board has determined that Mr. Nelson is an independent director in accordance with the applicable rules of the Securities and Exchange Commission. Mr. Nelson was not selected as a director pursuant to any arrangement or understanding with any other person. Mr. Nelson has not been named to any Board committee at this time. For his services as an independent director of the Company, Mr. Nelson will receive the Company’s standard compensation applicable to independent directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ubiquity Broadcasting Corporation

Date: April 9, 2014	By:	/s/ Christopher Carmichael
Christopher Carmichael Chief Executive Officer